EXHIBIT 10(ii)

                                 FIRST AMENDMENT
                         TO EMPLOYMENT AGREEMENT BETWEEN
                          DOMINION RESOURCES, INC. AND
                              DAVID L. HEAVENRIDGE


      WHEREAS, DOMINION RESOURCES, INC. (the "Company") entered into an EMPLOYMENT AGREEMENT (the "Agreement") effective as of September 12, 1997, with DAVID L. HEAVENRIDGE (the "Executive");

      WHEREAS, Section 15 of the Agreement permits the modification of such Agreement;

      NOW THEREFORE, the Company and the Executive desire to modify the Agreement and therefore agree as follows:


      A. Section 5 (a) (ii), relating to Compensation and Benefits, is amended by inserting the following sentence at the end thereof:

            Any awards made as of or after the date of a vote of the Company's shareholders approving the merger of the Company and Consolidated Natural Gas, Inc. will be made payable in cash.

      B. New subsections (e) and (f), relating to Termination of Employment, are added immediately following Section 6(d):

                        (e) If the Company terminates the Executive's employment, other than for Cause, during the Term of this Agreement after the date of a vote of the Company's shareholders approving the merger of the Company and Consolidated Natural Gas, Inc. or if the Executive voluntarily terminates employment after a Change Event (as defined below), the Company shall pay the Executive the benefits described in this subsection (e).

                         (i) The Executive's retirement benefits under the Company's Retirement Plan and Benefit Restoration Plan will be computed based on the greater of (A) the Executive's years of credited service (as determined pursuant to the terms of the Retirement Plan), or (B) thirty (30) years of credited service. In addition, the Executive's retirement benefits under the Company's Retirement Plan and Benefit Restoration Plan will be computed based as if the Executive's age is the greater of (A) the Executive's age, or (B) age sixty (60). Any supplemental benefit to be provided under this subsection (d) will be provided as a supplemental benefit under this Agreement and will not be provided directly from the Retirement Plan.

                         (ii)  Any outstanding restricted stock awards
                       will become fully vested as of the date of the Executive's termination of employment.
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                        (iii) The Executive will be deemed to have
                       attained age 55 for the "Extended Coverage" provision of the Medical Benefits section of the Dominion Resources, Inc. Flexible Benefits Plan or, at the Company's option, the Company will provide equivalent coverage as determined by the Company. The Executive will be credited with 30 years of service for the purpose of determining the Executive's life insurance coverage as a retiree under the "Life Insurance Reduction Table" of the Life Insurance Benefits section of the Flexible Benefits Plan. The Company will provide coverage under the Flexible Benefits Plan or, at the Company's option, the Company will provide an individual life insurance policy.

                        (iv) For purposes of this Agreement, a Change Event is the consummation of the sale or other disposition of a Controlling Stock Interest or Substantial Assets in all three of (1) First Source, Inc., (2) First Dominion Capital, Inc. and (3) Saxon Mortgage, Inc. For this purpose, a Controlling Stock Interest is at least 60% of the stock of the corporation, and Substantial Assets are at least 80% of the assets of the corporation, excluding any assets that are retained by the Company or an Affiliate. In the case of a series of events and/or transactions relating to the above corporations, the Change Event shall be deemed to occur when the last transaction is completed.

                         (v) The Company will be obligated to pay the supplemental benefit relating to the Retirement Plan to the Executive under either Section 5(c) or Section 6(e)(i), but not both. Otherwise, the payment of any benefits under this subsection (e) will not affect the Executive's entitlement to any other amounts under this Agreement. The provisions of this subsection (e) shall survive the termination of this Agreement.

                       (f) If the Company terminates the Executive's
                     employment, other than for Cause, after the end of the Term of this Agreement but prior to a Change Event described in paragraph (e)(iv) above, the Company shall pay the Executive the benefits described in subsection (e). The provisions of this subsection
                     (f) shall survive the termination of this Agreement.



WITNESS the following signatures.
                                    Dominion Resources, Inc.


Dated: July 12, 1999               By: /s/ THOS. E. CAPPS
                                    ----------------------------
                                          Thos. E. Capps


Dated: July 12, 1999               By: /s/ DAVID L. HEAVENRIDGE
                                      --------------------------
                                          David L. Heavenridge